Exhibit 5.1

January 13, 2026

Movano Inc.

6800 Koll Center Parkway

Pleasanton, California 94566

Ladies and Gentlemen:

We have acted as counsel to Movano Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed on the date hereof (including the prospectus forming a part thereof, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the offer and resale by certain securityholders listed in the Registration Statement under the heading “Selling Securityholders” (together, the “Selling Securityholders” and each, a “Selling Securityholder”) of up to an aggregate of 545,456 shares of the Company’s common stock, par value $0.0001 per share (the “Conversion Shares” and each, a “Conversion Share”) issuable to the Selling Securityholders upon the conversion of the shares of Series A Preferred Stock, par value $0.0001 per share of the Company (“Series A Preferred Stock”), in accordance with the Certificate of Designations (as defined below) issued pursuant to the Preferred Stock Subscription Agreements, dated November 5, 2025, made and entered into by the Company and each of the Selling Stockholders (the “Subscription Agreements”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Shares thereunder. For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the Subscription Agreements; (iii) the Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 24, 2021, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 21, 2023, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on July 9, 2024, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on October 25, 2024 and effective as of 12:01 a.m. Eastern Time on October 29, 2024, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on October 8, 2025 and effective as of 12:01 a.m. Eastern Time on October 10, 2025, and as amended by the Certificate of Designations of Series A Convertible Preferred Stock of the Company as filed with the Secretary of State on November 6, 2025 (the “Certificate of Designations”); (iv) the Amended and Restated Bylaws of the Company adopted effective as of March 25, 2021; (v) the resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) approving the issuance of the Series A Preferred Stock pursuant to the Subscription Agreements and the issuance of the Conversion Shares upon the conversion of the Series A Preferred Stock in accordance with the Certificate of Designations (the “Board Resolutions”); and (vi) a certificate of an officer of the Company, dated as of the date hereof, with respect to certain matters. Other than our examination of the documents listed in (i) through (vi) above, we have not examined any other documents or made any independent investigation for the purpose of rendering this opinion.

Movano Inc.

January 13, 2026

For purposes of rendering our opinions below, we have not examined any document other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the documents listed above or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete, and accurate in all respects.

For purposes of this opinion letter, we have assumed that: (a) each document examined by us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; (e) each document examined by us was duly executed and delivered where due execution and delivery are prerequisites to the effectiveness thereof; and (f) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. We have further assumed (i) the legal capacity of natural persons, (ii) that each party to the documents examined by us (A) has the legal capacity, power, and authority to execute, deliver, and perform such party’s obligations under such documents to which it’s a party, (B) is duly formed or incorporated, organized, validly existing, and in good standing under the laws of its formation or incorporation, and (C) has taken all actions necessary to authorize the execution and delivery of, and the performance of such party’s obligations under, such documents to which it is a party, and (iii) that any amendment and/or restatement of any of the documents reviewed by us was accomplished in accordance with, and was permitted by, the relevant provisions of such document and applicable law. We have not verified any of the foregoing assumptions.

In rendering our opinions below, we also have assumed that (i) the Company will have sufficient authorized, unissued, and unreserved shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) available for issuance upon the conversion of shares of Series A Preferred Stock in accordance with the Certificate of Designations, (ii) that the issuance of each Conversion Share will be duly recorded in the Company’s stock ledger upon issuance, (iii) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), either (A) upon the issuance of a Conversion Share, such Conversion Share will be evidenced by a certificate that has been duly executed and delivered, or (B) the Board of Directors will have adopted resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Conversion Shares and, within a reasonable time after the issuance of any such Conversion Share, the registered owner of such Conversion Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL, (iv) other than the those that have been disclosed by the Company in filings made by the Company with the Commission since January 1, 2020, there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL, (v) the issuance of the shares of Series A Preferred Stock pursuant to the Subscription Agreements did not, and the issuance of the Conversion Shares in accordance with the Certificate of Designations will not, (A) have the effect, directly or indirectly, of increasing the proportionate shares of stock or securities convertible into stock, in each case, of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL) or (B) confer a benefit, directly or indirectly (except proportionately as a stockholder of the Company) of any loans, advanced, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of Section 203 of the DGCL) on an interested stockholder (within the meaning of Section 203(c) of the DGCL), (vi) either, (A) the issuance of the Conversion Shares in accordance with the Certificate of Designation to any holder thereof will not result in such holder and its Affiliates (as defined in the Certificate of Designation and hereinafter referred to as “Affiliates”) beneficially owning in excess of 19.99% of the outstanding shares of Common Stock or (B) the Required Approval (as defined in the Certificate of Designations) is obtained prior to the issuance of the Conversion Shares in accordance with the Certificate of Designation, (vii) the issuance of the Conversion Shares in accordance with the Certificate of Designation to any holder thereof will not result in such holder and its Affiliates, and any other person acting as a group (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) together with such Selling Stockholder and its Affiliates, beneficially owning in excess of the Beneficial Ownership Limitation (as defined in the Certificate of Designations), and (viii) the Board Resolutions have not been, and the Board Resolutions will not be, in each case, revoked, modified or amended. We have not verified any of the foregoing assumptions.

Movano Inc.

January 13, 2026

Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules, or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Based upon and subject to the foregoing, it is our opinion that the Conversion Shares are duly authorized for issuance by the Company and, when issued upon the conversion of shares of Series A Preferred Stock in accordance with the Certificate of Designations, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP